Exhibit 99.1

GeoMet Announces Financial and Operating Results for the Quarter Ended June 30, 2010

Houston, Texas—July 28, 2010-GeoMet, Inc. (NASDAQ: GMET) (“GeoMet” or the “Company”) today announced its financial and operating results for the quarter ended June 30, 2010.

J. Darby Seré, GeoMet’s Chairman and Chief Executive Officer, had the following comments, “In the first half of 2010, after five very difficult quarters which included the collapse of natural gas prices, uncertain credit markets, downward revisions in proved natural gas reserves and asset impairments that reduced our stockholders’ equity by almost $200 million, we have returned to profitability, on an adjusted basis, and our operating cash flows have grown. We have slashed our costs, settled costly and distracting litigation and expect to have improved our financial position and liquidity by the end of the third quarter.”

Second Quarter 2010 Financial and Operating Results

For the quarter ended June 30, 2010, GeoMet reported a net loss of $1.8 million, or $0.04 per fully diluted share. Included in the net loss was a $3.0 million, or $0.08 per fully diluted share, pre-tax, non-cash, mark-to-market loss on derivative contracts. Also included in the net loss was a $1.4 million non-recurring charge related to a terminated financing transaction and a terminated effort to sell certain gas properties. The Company received net cash payments of $2.2 million from derivative contracts during the current quarter. For the quarter ended June 30, 2009, GeoMet reported a net loss of $19.4 million, or a loss of $0.50 per fully diluted share. Included in the net loss for the quarter ended June 30, 2009 was a $27.6 million, or $0.71 per fully diluted share, pre-tax, non-cash impairment to the Company’s gas properties and a $2.1 million, or $0.05 per fully diluted share, pre-tax, non-cash, mark-to-market loss on derivative contracts. The Company received net cash payments of $2.7 million on derivative contracts during the prior year quarter.

Adjusted Net Income for the quarter was $0.9 million as compared to Adjusted Net Loss of $0.8 million in the prior year quarter. The primary drivers for improved operating results were lower production and general and administrative expenses and increased revenues. Adjusted Net Income (Loss) is a non-GAAP measure. See the accompanying table for a reconciliation of Adjusted Net Income (Loss) to Net (Loss) Income.

Adjusted EBITDA for the quarter increased to $3.3 million from $2.8 million in the prior year quarter. Adjusted EBITDA is a non-GAAP measure. Adjusted EBITDA for the quarter was reduced by a $1.4 million non-recurring charge related to a terminated financing transaction and a terminated effort to sell certain gas properties. See the accompanying table for a reconciliation of Adjusted EBITDA to Net (Loss) Income.

Gas sales for the quarter were $7.7 million as compared to gas sales of $6.8 million in the second quarter of 2009. The average natural gas price during the quarter was $4.20 per Mcf as compared to $3.59 per Mcf in the prior year quarter. The average natural gas price, adjusted for realized gains and losses on derivative contracts, was $5.41 per Mcf during the second quarter of 2010 versus $5.03 per Mcf for the same period in 2009.

Average net gas sales volumes for the quarter ended June 30, 2010 were 20.0 MMcf per day, a 4% decrease from the same quarter in 2009 with no wells drilled in all of 2009 and only three new wells added to production during the current quarter.

Capital expenditures for the quarter ended June 30, 2010 were $3.2 million as compared to $2.2 million for the same quarter in the prior year.

Six Months Ended June 30, 2010 Financial and Operating Results

For the six months ended June 30, 2010, GeoMet reported net income of $4.3 million, or $0.11 per fully diluted share. Included in net income was a $4.7 million, or $0.12 per fully diluted share, pre-tax, non-cash, mark-to-market gain on derivative contracts. Net income for the period was reduced by a $1.4 million non-recurring charge relating to a terminated financing transaction and a terminated effort to sell certain gas properties. The Company received net cash payments of $3.7 million on derivative contracts during the current period. For the six months ended June 30, 2009, GeoMet reported a net loss of $107.1 million, or $2.75 per fully diluted share. Included in the net loss for the six months ended June 30, 2009 was a $167.3 million, or $4.29 per fully diluted share, pre-tax, non-cash impairment to the Company’s gas properties and a $2.0 million, or $0.05 per fully diluted share, pre-tax, non-cash, mark-to-market loss on derivative contracts. The Company received net cash payments of $5.5 million on derivative contracts during the prior year period.

Adjusted Net Income for the six months ended June 30, 2010 was $2.2 million as compared to Adjusted Net Loss of $1.8 million in the prior year period. The primary drivers for improved operating results were lower production and general and administrative expenses and increased revenues. Adjusted Net Income (Loss) is a non-GAAP measure. See the accompanying table for a reconciliation of Adjusted Net Income (Loss) to Net (Loss) Income.

Adjusted EBITDA for the six months ended June 30, 2010 increased to $9.0 million from $6.1 million in the prior year period. Adjusted EBITDA for the period was reduced by a $1.4 million non-recurring charge related to a terminated financing transaction and a terminated effort to sell certain gas properties. Adjusted EBITDA is a non-GAAP measure. See the accompanying table for a reconciliation of Adjusted EBITDA to Net (Loss) Income.

Gas sales for the six months ended June 30, 2010 were $17.5 million as compared to gas sales of $16.3 million in the second quarter of 2009. The average natural gas price during the six months ended June 30, 2010 was $4.81 per Mcf as compared to $4.30 per Mcf in the prior year period. The average natural gas price, adjusted for realized gains and losses on derivative contracts, was $5.82 per Mcf during the six months ended June 30, 2010 versus $5.74 per Mcf for the same period in 2009.

Average net gas sales volumes for the six months ended June 30, 2010 were 20.1 MMcf per day, a 4% decrease from the same period in 2009 with no wells drilled in all of 2009 and only three new wells added to production during the current period.

Capital expenditures for the six months ended June 30, 2010 were $4.8 million as compared to $5.5 million for the same period in 2009.

Forward-Looking Statements Notice

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions and in projecting future rates of production, the timing of development expenditures and drilling of wells, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports the Company has filed with the SEC. GeoMet undertakes no duty to update or revise these forward-looking statements.

Conference Call Information

GeoMet will hold its quarterly conference call to discuss the results for the quarter ended June 30, 2010 on July 28, 2010 at 10:30 a.m. Central Time. To participate, dial (888) 690-2874 a few minutes before the call begins. Please reference GeoMet, Inc. conference ID 6233604. The call will also be broadcast live over the Internet from the Company’s website at www.geometinc.com. A replay of the conference call will be archived on the Company’s website shortly after the end of the call on July 28, 2010.

About GeoMet, Inc.

GeoMet, Inc. is an independent energy company primarily engaged in the exploration for and development and production of natural gas from coal seams (“coalbed methane”) and non-conventional shallow gas. Our principal operations and producing properties are located in the Cahaba Basin in Alabama and the Central Appalachian Basin in West Virginia and Virginia. We also control additional coalbed methane and oil and gas development rights, principally in Alabama, British Columbia, Virginia, and West Virginia.

For more information please contact Stephen M. Smith at (713) 287-2251 (ssmith@geometcbm.com), John Baldissera with BPC Financial at (800) 368-1217, or visit our website at www.geometinc.com.

GEOMET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues:
Gas sales	$7,661	$6,838	$17,545	$16,290
Operating fees and other	71	77	145	175

Total revenues	7,732	6,915	17,690	16,465

Expenses:
Total production expenses	4,176	4,954	8,495	11,339
Depreciation, depletion and amortization	1,450	1,982	3,096	5,018
Impairment of gas properties	—	27,582	—	167,295
General and administrative	1,315	2,181	2,793	5,154
Terminated transaction costs	1,403	—	1,403	—
Realized gains on derivative contracts	(2,211)	(2,734)	(3,671)	(5,457)
Unrealized losses (gains) on derivative contracts	2,974	2,144	(4,668)	1,958

Total operating expenses	9,107	36,109	7,448	185,307

Operating (loss) income	(1,375)	(29,194)	10,242	(168,842)
Other expenses & interest, net	(1,418)	(1,404)	(2,654)	(2,378)

(Loss) income before income taxes	(2,793)	(30,598)	7,588	(171,220)
Income tax benefit (expense)	1,031	11,212	(3,323)	64,108

Net (loss) income	$(1,762)	$(19,386)	$4,265	$(107,112)

(Loss) income per share:
Net (loss) income
Basic	$(0.04)	$(0.50)	$0.11	$(2.75)

Diluted	$(0.04)	$(0.50)	$0.11	$(2.75)

Weighted average number of common shares:
Basic	39,241	39,123	39,200	39,024

Diluted	39,241	39,123	39,291	39,024

GEOMET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2010	December 31, 2009
Assets:
Current assets	$11,854	$9,054
Properties and equipment, net of accumulated depreciation, depletion, amortization and impairment of gas properties	100,530	98,698
Deferred income taxes	49,712	51,805
Other assets	2,162	1,371

Total assets	$164,258	$160,928

Liabilities and stockholders’ equity:
Current liabilities	$11,033	$9,089
Long-term debt	116,406	119,996
Other long-term liabilities	5,184	4,935

Total liabilities	132,623	134,020

Total stockholders’ equity	31,635	26,908

Total liabilities and stockholders’ equity	$164,258	$160,928

GEOMET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2010	2009

Net cash provided by operating activities	$8,475	$3,243
Net cash used in investing activities	(4,061)	(9,302)
Net cash (used in) provided by financing activities	(4,906)	5,173
Effect of exchange rates changes on cash	12	10

Decrease in cash and cash equivalents	(480)	(876)
Cash and cash equivalents at beginning of period	974	2,097

Cash and cash equivalents at end of period	$494	$1,221

GEOMET, INC.

OPERATING STATISTICS

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Net sales volumes (MMcf)	1,824	1,903	3,644	3,790
Per Mcf data ($/Mcf):
Average natural gas sales price	$4.20	$3.59	$4.81	$4.30
Differential to NYMEX (1)	$0.11	$(0.04)	$0.12	$0.04
Average natural gas sales price realized (2)	$5.41	$5.03	$5.82	$5.74
Adjusted lease operating expense (3)(4)	$1.50	$1.72	$1.58	$2.04
Compression expenses	$0.42	$0.50	$0.40	$0.47
Transportation expense	$0.17	$0.22	$0.18	$0.27
Production taxes	$0.16	$0.13	$0.14	$0.16
Total production expenses, as adjusted (3)	$2.25	$2.57	$2.30	$2.94
Depletion	$0.72	$0.96	$0.78	$1.24

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
POND CREEK FIELD
Net sales volumes (MMcf)	1,319	1,312	2,614	2,603
Per Mcf data ($/Mcf):
Lease operating expense	$1.27	$1.14	$1.30	$1.44
Compression expense	$0.42	$0.41	$0.38	$0.36
Transportation expense	$0.23	$0.31	$0.24	$0.38
Production taxes	$0.15	$0.10	$0.16	$0.13
Total production expenses	$2.07	$1.96	$2.08	$2.31

GURNEE FIELD
Net sales volumes (MMcf)	466	537	941	1,109
Per Mcf data ($/Mcf):
Adjusted lease operating expense (3)(4)	$2.12	$2.60	$2.05	$2.75
Compression expense	$0.38	$0.58	$0.38	$0.52
Production taxes (5)	$0.20	$0.18	$0.06	$0.59
Total production expenses, as adjusted (3)	$2.70	$3.36	$2.49	$3.86

(1)	The difference between the average natural gas price for the period, before the impact of gain and losses on derivative contract, and the final average settlement price for natural gas contracts on the New York Mercantile Exchange (“NYMEX”) for each month during the applicable period weighted by gas sales volumes.
(2)	Average realized price includes the effects of realized gains on derivative contracts.
(3)	Produced water disposal fees are recorded as operating fees and other on the Statement of Operations. Lease operating expense per Mcf has been adjusted for produced water disposal fees because the fees serve to offset operating expenses. See Reconciliation of Adjusted Lease Operating Expense.

(4)	The decrease in adjusted lease operating expense since prior year is primarily due to a company-wide cost reduction strategy implemented in April 2009.
(5)	The decrease in production taxes per Mcf for the six months ended June 30, 2010 was due to a refund received in March 2010 for production taxes related to our Gurnee field.

GEOMET, INC.

CONSOLIDATED DERIVATIVE CONTRACT POSITIONS

At June 30, 2010, the Company had the following natural gas collar positions:

Period	Volume (MMBtu)	Sold Ceiling	Bought Floor	Sold Floor
July through October 2010	492,000	$6.80	$5.50	$3.50
July through October 2010	492,000	$6.35	$5.50	—
November 2010 through March 2011	604,000	$7.45	$6.50	—

	1,588,000

At June 30, 2010, the Company had the following natural gas swap positions:

Period	Volume (MMBtu)	Price
July through October 2010	492,000	$5.70
July through October 2010	369,000	$6.30
November 2010 through March 2011	604,000	$6.67
November 2010 through March 2011	906,000	$7.27
April 2011 through October 2011	856,000	$6.37
April 2011 through October 2011	856,000	$5.37
April 2011 through October 2011	856,000	$5.43
November 2011 through March 2012	608,000	$7.12
November 2011 through March 2012	608,000	$6.12
April 2012 through October 2012	856,000	$5.73
November 2012 through March 2013	604,000	$6.42

	7,615,000	$6.42

At June 30, 2010, the Company had the following interest rate swap positions:

Description	Effective date	Designated maturity date	Fixed rate (1)	Notional amount
Floating-to-fixed swap	12/14/2007	12/14/2010	3.86%	$15,000,000
Floating-to-fixed swap	1/6/2009	1/6/2011	1.38%	$5,000,000

				$20,000,000

(1)	The floating rate paid by the counterparty is the British Bankers’ Association LIBOR rate.

GEOMET, INC.

RECONCILIATION OF ADJUSTED EBITDA TO NET (LOSS) INCOME

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Net (loss) income	$(1,762)	$(19,386)	$4,265	$(107,112)
Add: Interest expense, net of interest income and amounts capitalized	1,419	1,413	2,637	2,386
Add (Deduct): Other (income) expense	(1)	(9)	17	(8)
Add (Deduct): Income tax (benefit) expense	(1,031)	(11,212)	3,323	(64,108)
Add : Depreciation, depletion and amortization	1,450	1,982	3,096	5,018
Add: Impairment of gas properties	—	27,582	—	167,295
Add: Unrealized losses (gains) on derivative contracts	2,974	2,144	(4,668)	1,958
Add: Stock based compensation	90	189	80	501
Add: Accretion expense	121	105	241	213

Adjusted EBITDA	$3,260	$2,808	$8,991	$6,143

The table above reconciles net (loss) income to Adjusted EBITDA. Adjusted EBITDA is defined as net (loss) income before net interest expense, other non-operating income, income taxes, depreciation, depletion and amortization before unrealized losses (gains) on derivative contracts, stock-based compensation and accretion expense. Although Adjusted EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States of America (GAAP), management believes that it is useful to GeoMet and to an investor in evaluating our company because it is a widely used measure to evaluate a company’s operating performance.

GEOMET, INC.

RECONCILIATION OF ADJUSTED NET INCOME (LOSS) TO NET (LOSS) INCOME

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Net (loss) income	$(1,762)	$(19,386)	$4,265	$(107,112)
Impairment of gas properties	—	27,582	—	167,295
Unrealized losses (gains) on derivative contracts, net of tax	2,974	2,144	(4,668)	1,958
Terminated transaction costs	1,403	—	1,403	—
Effect of income taxes	(1,672)	(11,164)	1,247	(63,952)

Adjusted Net Income (Loss)	$943	$(824)	$2,247	$(1,811)

The table above reconciles net (loss) income to Adjusted Net Income (Loss). Adjusted Net Income (Loss) is calculated by eliminating unrealized losses (gains) on derivative contracts from net (loss) income, impairments to our gas properties, terminated transaction costs, and their related tax effects to arrive at Adjusted Net Income (Loss). The tax effects are determined by calculating the tax provision for GAAP net (loss) income and comparing the results to the tax provision for Adjusted Net Income (Loss), which excludes the adjusting items. The difference in the tax provision calculations represents the effect of income taxes. The calculation is performed at the end of each quarter and, as a result, the tax rates for each discrete period are different. Although Adjusted Net Income (Loss) is a non-GAAP measure, we believe it is useful information for investors because the unrealized losses (gains) relate to derivative contracts that hedge our production in future months. The gains associated with derivative contracts that hedge current production are recognized in net (loss) income and are not eliminated in determining Adjusted Net Income (Loss). The adjustment better matches losses (gains) on derivative contracts with the period when the underlying hedged production occurs.

GEOMET, INC.

RECONCILIATION OF ADJUSTED LEASE OPERATING EXPENSE

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Lease operating expense	$2,813	$3,348	$5,920	$7,918
Deduct: Produced water disposal fees	71	77	145	175

Adjusted lease operating expense	$2,742	$3,271	$5,775	$7,743

The table above reconciles lease operating expense to adjusted lease operating expense. Adjusted lease operating expense is calculated by eliminating the produced water disposal fees from lease operating expense to arrive at adjusted lease operating expense. Although adjusted lease operating expense is a non-GAAP measure, we believe it is useful information for investors because produced water disposal fees are recorded as operating fees and other on the Statement of Operations. Lease operating costs per Mcf are adjusted for produced water disposal fees because the fees serve to offset operating expenses. The adjustment better matches lease operating expense with the natural gas sales revenues it is associated with.